Exhibit 10.2

NON-COMPETITION ADDENDUM

This NON-COMPETITION ADDENDUM is made and entered into by and between Walco International, Inc., a California corporation, having an address of 7 Village Circle, Suite 200, in the city of Westlake, state of Texas (the “Company”) and Kathy Hassenpflug, having an address of 5211 Brettenmeadow Dr., in the city of Grapevine, state of TX (the “Employee”), effective as of the 30th day of September, 2005.

WHEREAS, Walco International Holdings, Inc., a Delaware corporation and the ultimate parent of the Company (“Parent”), has offered the Employee the opportunity to purchase shares of Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of Parent pursuant to Parent’s 2005 Stock Option and Grant Plan;

WHEREAS, Parent has also offered the Employee the opportunity to purchase shares of Restricted Common Stock (the “Common Stock”) of Parent pursuant to a Restricted Stock Agreement and Parent’s 2005 Stock Option and Grant Plan;

WHEREAS, the Employee and Company previously entered into that certain Agreement dated 03/10/00 (the “Contract”), wherein Employee agreed to certain restrictive covenants as more specifically identified therein;

WHEREAS, the Employee has elected to purchase shares of the Preferred Stock and/or the Common Stock; and

WHEREAS, as a condition of the sale of the Preferred Stock and/or Common Stock to the Employee, the Employee is required to agree to certain additional confidentiality, non-solicitation, and non-compete obligations contained herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

1. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 1 and as provided elsewhere herein. For purposes of this Agreement, the following definitions apply:

1.1 “Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by either management authority or equity interest.

1.2 “Confidential Information” means any and all information of the Company and its Affiliates that is not generally known by others with whom they compete or do business, or with whom they plan to compete or do business and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company or its Affiliates would assist in competition against them. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) the Products, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iv) the identity and special needs of the customers of the Company and its Affiliates and (v) the people and organizations with whom the Company and its Affiliates have business relationships and those relationships. Confidential Information also includes comparable information that the Company or any of its Affiliates have received belonging to others or which was received by the Company or any of its Affiliates with any understanding that it would not be disclosed.

1.3 “Intellectual Property” means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constitution trade secrets) conceived, made, created, developed or reduced to practice by the Employee (whether alone or with others, whether or not during normal business hours or on of off Company premises) during the Employee’s employment that relate to either the Products or any prospective activity of the Company or any of its Affiliates.

1.4 “Person” means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

1.5 “Products” means all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during the Employee’s employment.

2. Confidential Information

2.1 The Employee acknowledges that the Company and its Affiliates continually develop Confidential Information, that the Employee may develop Confidential Information for the Company or its Affiliates and that the Employee may learn of Confidential Information during the course of employment. The Employee will comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall never disclose to any Person or to any governmental agency or political subdivision of any government (except as required by applicable law or for the proper performance of the Employee’s duties and responsibilities to the Company and its Affiliates), or use for the Employee’s own benefit or gain, any Confidential Information obtained by the Employee incident to the Employee’s employment or other association with the Company or any of its Affiliates. The Employee understands that this restriction shall continue to apply after the Employee’s employment terminates, regardless of the reason for such termination.

2.2 All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the “Documents”), whether or not prepared by the Employee, shall be the sole and exclusive property of the Company and its Affiliates. The Employee shall safeguard all Documents and shall surrender to the Company at the time the Employee’s employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Employee’s possession or control.

3. Assignment of Rights to Intellectual Property. The Employee shall promptly and fully disclose all Intellectual Property to the Company. The Employee hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) the Employee’s full right, title and interest in and to all Intellectual Property. The Employee agrees to execute any and all applications for domestic and foreign patents, copyrights or other proprietary rights and to do such other acts (including without limitation the execution and delivery of instruments of further assurance or confirmation) requested by the Company to assign the Intellectual Property to the Company and to permit the Company to enforce or otherwise protect its rights and interests in any patents, copyrights or other proprietary rights to the Intellectual Property. If the Company is unable, after reasonable effort, to secure the Employee’s signature on any such applications or instruments, the Employee hereby irrevocably designates and appoints each officer of the Company as the Employee’s agent and attorney-in-fact to execute any such applications or instruments on the Employee’s behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Intellectual Property. The Employee will not charge the Company for time spent in employing with these obligations. All copyrightable works that the Employee creates shall be considered “work made for hire”. The Employee’s obligation to assign his or her rights to Intellectual Property under this Section 8 shall not apply to any invention (i) that the Employee develops on the Employee’s own time, without using the Company’s equipment, supplies, facilities or trade secret information, unless such invention relates at the time of conception or reduction to practice of the invention to the Company’s business or to the actual or demonstrably anticipated research or development of the Company or results from any work performed by the Employee for the Company or (ii) that, under applicable law, the Employee may not be required to assign to the Company. The Employee hereby waives all claims to any moral rights or other special rights which the Employee may have or accrue in any Intellectual Property.

4. Restricted Activities. The Employee agrees that the following restrictions on the Employee’s activities during and after the Employee’s employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates:

4.1 While the Employee is employed by the Company and for a period of one (1) year after the Employee’s employment terminates (the “Non-Competition Period”), the Employee shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company or any of its Affiliates within the United State (or within any county of any of the states thereof), Mexico, Canada or Brazil. Specifically, but without limiting the foregoing, the Employee agrees not to engage in any manner in any activity that is directly or indirectly competitive or, to the Employee’s actual knowledge, potentially competitive with the business of the Company or any of its Affiliates as conducted or under consideration at any time during the Employee’s employment. For the purposes of this Section 4, the business of the Company and its Affiliates shall include all of the Products and the Employee’s undertaking shall encompass all items, products and services that may be used in substitution for Products.

4.2 The Employee agrees that, during the Employee’s employment with the Company, the Employee will not undertake any outside activity, whether or not competitive with the business of the Company or its Affiliates, that could reasonably give rise to a conflict of interest or otherwise interfere with the Employee’s duties and obligations to the Company or any of its Affiliates.

4.3 The Employee further agrees that while the Employee is employed by the Company and for a period of two (2) years thereafter, the Employee will not hire or attempt to hire any employee of the Company or any of its Affiliates, assists in such hiring by any Person, encourage any such employee to terminate his or her relationship with the Company or any of its Affiliates, or solicit or encourage any customer, supplier, licensee, franchiser or other entity with a business relationship to the Company or any of its Affiliates to terminate or diminish its relationship with them or, excepting the case of a supplier, to conduct with any Person any business or activity which is conducted or could be conducted with the Company or any of its Affiliates.

5. Enforcement of Covenants. The Employee acknowledges that he or she has carefully read and considered all the terms and conditions of this Agreement, including the restraints imposed upon the Employee pursuant to Sections 2, 3 and 4 hereof. The Employee agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Employee further acknowledges that, were the Employee to breach any of the covenants contained in Sections 2, 3 and 4, the damage to the Company would be irreparable. The Employee therefore agrees that the Company, in addition to any other remedies available to it, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Employee of any of said covenants, without having to post bond. The parties further agree that, in the event that any provision of Section 2, 3 or 4 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

6. Conflicting Agreements. The Employee hereby represents and warrants that the execution of this Agreement and the performance of the Employee’s obligations hereunder will not breach or be in conflict with any other agreement to which the Employee is a party or is bound and that the Employee is not now subject to any covenants against competition or similar covenants that would affect the performance of the Employee’s obligations hereunder. The Employee will not disclose to or use on behalf of the Company any proprietary information of a third party without such party’s consent.

7. Assignment. Neither the Company nor the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Employee to one of its Affiliates or to a Person with whom the Company shall hereafter affect a reorganization, consolidation nor merger or to whom the Company transfers all or substantially all of its properties or assets. This Agreement shall inure to the benefit of and be binding upon the Company and the Employee, their respective successors, executors, administrators, heirs and permitted assigns.

8. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

9. Waiver. No waiver of any provision hereof shall be effective unless make in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation of be deemed a waiver of any subsequent breach.

10. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United State mail, postage prepaid, registered or certified, and addressed to the Employee at the Employee’s last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the CEO, or to such other address as either party may specify by notice to the other actually received.

11. Entire Agreement. This Agreement and the Contract constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to subject matter hereof and thereof. In the event of any inconsistency between the terms of this Agreement and the Contract, the terms of this Agreement shall control. All other terms of the Contract shall remain in full force and effect, and are hereby ratified and confirmed.

12. Amendment. This Agreement may be amended or modified only by a written instrument singed by the Employee and by an expressly authorized representative of the Company.

13. Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

15. Governing Law. This Agreement shall be construed and enforced under, and be governed in all respects by, the laws of Texas, without regard to the conflict of laws principles thereof.

IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Employee, as of the date first above written.

EMPLOYEE:		WALCO INTERNATIONAL, INC.,
a California corporation

By:	/s/ Kathy Hassenpflug	By:	/s/ William F. Lacey
Name:	KATHY HASSENPFLUG	Name	WILLIAM F. LACEY
Date:	9-20-05	Title:	Senior V.P. and CFO
		Date:	9/30/05